--

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2008

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
(Exact name of registrant as specified in its charter)

Colorado            333-01173             84-0467907

(State or other jurisdiction of incorporation) (Commission File No.) (IRS Employer Identification No.)

           8515 East Orchard Road, Greenwood Village, Colorado      80111

(Address of principal executive offices)           (Zip Code)

(303) 737-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-------------------------------------------------------------------------------------------------------------------------------------------

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 14, 2008, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the fourth quarter of 2007. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.

ITEM 7.01     REGULATION FD DISCLOSURE

On February 14, 2008, Great-West Lifeco Inc., an indirect Canadian parent company of the Registrant, issued a press release regarding its financial results for the fourth quarter of 2007. The press release includes a discussion of the financial results of the Registrant. A copy of the press release is attached as Exhibit 99 hereto. The dollar amounts referred to in the press release are in Canadian dollars unless otherwise stated.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number           Title

99.1               Great-West Lifeco Inc. Press Release dated February 14, 2008

This Form 8-K contains forward-looking statements. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. In particular, statements using verbs such as “expect,” “anticipate,” “believe” or words of similar import generally involve forward-looking statements. Without limiting the foregoing, forward-looking statements include statements which represent the Registrant’s beliefs concerning future or projected levels of sales of the Registrant’s products, investment spreads or yields, or the earnings or profitability of the Registrant’s activities. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Registrant’s control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Registrant. Whether or not actual results differ materially from forward-looking statements may depend on numerous foreseeable and unforeseeable events or developments, some of which may be national in scope, such as general economic conditions and interest rates, some of which may be related to the insurance industry generally, such as pricing competition, regulatory developments and industry consolidation, and others of which may relate to the Registrant specifically, such as credit, volatility and other risks associated with the Registrant’s investment portfolio, and other factors. Readers should also consider other matters, including any risks and uncertainties, discussed in documents filed by the Registrant and certain of its subsidiaries with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2008
                          GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

                              By: /s/ Richard G. Schultz

Name: Richard G. Schultz

Title: Chief Legal Officer, Corporate

and Secretary

EXHIBIT INDEX

Exhibit No.      Description
----------      -----------

99           Press Release issued by Great-West Lifeco Inc. on February 14, 2008

GREAT-WEST

       LIFECOINC.

100 Osborn Street North, Winnipeg, MB, Canada R3C 3A5
A member of the Power Financial Corporation group of companies.

RELEASE

Readers are referred to the cautionary note regarding Forward-Looking Information and Non-GAAP Financial Measures at the end of this Release.

TSX:GWO

Great-West Lifeco raises dividend 6.4% and reports full year 2007 results

Winnipeg, February 14, 2008 ... Great-West Lifeco Inc. (Lifeco) has reported net income attributable to common shareholders of $537 million for the three months ended December 31, 2007, up 9% compared to net income of $491 million reported a year ago. On a per share basis, this represents $0.601 per common share for the three months ended December 31, 2007 compared to $0.550 per common share for 2006. The strength of the Canadian dollar reduced net income reported by the Company in the quarter by approximately $0.043 per common share, or $38 million. On a constant currency basis, net income attributable to common shareholders increased 17% over 2006.

For the twelve months ended December 31, 2007 adjusted net income attributable to common shareholders was $2,153 million compared to $1,875 million reported a year ago. On a per share basis, this represents $2.413 per common share for the twelve months ended December 31, 2007, an increase of 15% compared to $2.104 per common share for 2006. Adjusted net income excludes a $97 million after-tax provision for certain Canadian retirement plans that was recorded in the third quarter of 2007. Net income attributable to common shareholders after this provision was $2,056 million or $2.304 per common share for the twelve months ended December 31, 2007. On a constant currency basis, adjusted net income attributable to common shareholders increased 16% over 2006.

Results for the year were strong across all three of Lifeco’s business segments, Canada, United States and Europe.

Highlights

•

Quarterly dividends declared were $0.2925 per common share, an increase of 6.4%, payable March 31, 2008. Dividends paid on common shares for the twelve months ended December 31, 2007 were 14% higher than a year ago.

•

The acquisition of Putnam Investments, LLC closed on August 3, 2007. Lifeco results include the results of Putnam from that date. Putnam contributed approximately $0.029 per common share to net income for the quarter, and approximately $0.046 per common share since the closing of the transaction.

•	Announced on February 14, 2008, a $13 billion reinsurance transaction with Standard Life Assurance Limited.
•	Announced on November 26, 2007 that the U.S. Healthcare business would be sold to CIGNA.
•	Lifeco continues to benefit from a high quality asset portfolio in the face of significant uncertainty in global credit markets.
•	Adjusted return on common shareholders’ equity was 21.6% for the twelve months ended December 31, 2007.

Consolidated net income for Lifeco is comprised of the net income of The Great-West Life Assurance Company (Great-West Life), Canada Life Financial Corporation (CLFC), London Life Insurance Company (London Life), Great-West Life & Annuity Insurance Company (GWL&A), and Putnam Investments, LLC (Putnam), together with Lifeco’s corporate results.

CANADA

Net income attributable to common shareholders for the fourth quarter of 2007 was $246 million compared to $223 million in 2006, an increase of 10%.

For the twelve months ended December 31, 2007, net income attributable to common shareholders was up 9% to $973 million from $893 million for the twelve months ended December 31, 2006. Individual Insurance & Investment Products earnings at $637 million were up 9% while Group Insurance earnings of $384 million were up 15%.

Total sales for the twelve months ended December 31, 2007 were $9.4 billion compared to $8.4 billion in 2006, an increase of 12%.

Total assets under administration at December 31, 2007 were $101.0 billion, compared to $96.6 billion at December 31, 2006.

UNITED STATES

Net income attributable to common shareholders for the fourth quarter of 2007 increased 10% to $141 million from $128 million for the fourth quarter of 2006. For the twelve months ended December 31, 2007, net income attributable to common shareholders was up 11% to $569 million from $511 million for the twelve months ended December 31, 2006.

Net income for the quarter includes $43 million in 2007 and $50 million in 2006 in connection with Lifeco’s U.S. healthcare business, which has been designated as discontinued operations. For the twelve months ended December 31, the amounts included were $203 million in 2007 and $191 million in 2006.

In the quarter, the strength of the Canadian dollar reduced net income by $0.026 per common share, or $23 million. On a constant currency basis, net income increased by 27% in the quarter, and 18% for the year.

Total sales for the twelve months ended December 31, 2007 were $21.0 billion compared to $3.4 billion in 2006. Putnam’s asset management business is included from August 3, 2007.

Total assets under administration at December 31, 2007 were $231.7 billion compared to $48.2 billion at December 31, 2006. Included in assets under administration were $184 billion of mutual fund and institutional account assets managed by Putnam.

EUROPE

Net income attributable to common shareholders for the fourth quarter of 2007 of $150 million was comparable to $150 million for the fourth quarter of 2006. In the quarter, the strength of the Canadian dollar reduced net income by $0.017 per common share, or $15 million. On a constant currency basis, net income increased by 10% in the quarter and 25% for the year. For the twelve months ended December 31, 2007, net income attributable to common shareholders was up 26% to $611 million from $486 million for the twelve months ended December 31, 2006.

Total sales for the twelve months ended December 31, 2007 were $6.1 billion compared to $5.8 billion in 2006, an increase of 4%.

Total assets under administration at December 31, 2007 were $61.8 billion, compared to $67.8 billion at December 31, 2006.

CORPORATE

Corporate net income for Lifeco attributable to common shareholders was nil for the fourth quarter of 2007 and a charge of $97 million for the twelve months ended December 31, 2007 compared to a charge of $10 million for the fourth quarter and a charge of $15 million for the full year 2006. The 2007 results include a $97 million after tax provision for certain Canadian retirement plans.

QUARTERLY DIVIDENDS

At its meeting today, the Board of Directors approved a quarterly dividend of $0.2925 per share on the common shares of the Company payable March 31, 2008 to shareholders of record at the close of business March 3, 2008.

In addition, the Directors approved quarterly dividends on:

•	Series D First Preferred Shares of $0.293750 per share;
•	Series E First Preferred Shares of $0.30 per share;
•	Series F First Preferred Shares of $0.36875 per share;
•	Series G First Preferred Shares of $0.325 per share;
•	Series H First Preferred Shares of $0.30313 per share; and
•	Series I First Preferred Shares of $0.28125 per share;

all payable March 31, 2008 to shareholders of record at the close of business March 3, 2008.

For purposes of the Income Tax Act (Canada), and any similar provincial legislation, the dividends referred to above are eligible dividends.

GREAT-WEST LIFECO

Great-West Lifeco Inc. (TSX:GWO) is a financial services holding company with interests in the life insurance, health insurance, retirement savings, investment management and reinsurance businesses. The Company has operations in Canada, the United States, Europe and Asia through The Great-West Life Assurance Company, London Life Insurance Company, The Canada Life Assurance Company, Great-West Life & Annuity Insurance Company and Putnam Investments, LLC. Lifeco and its companies have over $394 billion in assets under administration. Great-West Lifeco is a member of the Power Financial Corporation group of companies.

Cautionary note regarding Forward-Looking Information

This release contains some forward-looking statements about the Company, including its business operations, strategy and expected financial performance and condition. Forward-looking statements include statements that are predictive in nature, depend upon or refer to future events or conditions, or include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” or negative versions thereof and similar expressions. In addition, any statement that may be made concerning future financial performance (including revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future Company action is also a forward-looking statement. Forward-looking statements are based on current expectations and projections about future events and are inherently subject to, among other things, risks, uncertainties and assumptions about the Company, economic factors and the financial services industry generally, including the insurance and mutual fund industries. They are not guarantees of future performance, and actual events and results could differ materially from those expressed or implied by forward-looking statements made by the Company due to, but not limited to, important factors such as sales levels, premium income, fee income, expense levels, mortality experience, morbidity experience, policy lapse rates and taxes, as well as general economic, political and market factors in North America and internationally, interest and foreign exchange rates, global equity and capital markets, business competition, technological change, changes in government regulations, unexpected judicial or regulatory proceedings, catastrophic events, and the Company’s ability to complete strategic transactions and integrate acquisitions. The reader is cautioned that the foregoing list of important factors is not exhaustive, and there may be other factors listed in other filings with securities regulators, including factors set out under “Risk Management and Control Practices” in the Company’s 2007 Annual Management’s Discussion and Analysis, which, along with other filings, is available for review at www.sedar.com. The reader is also cautioned to consider these and other factors carefully and to not place undue reliance on forward-looking statements. Other than as specifically required by applicable law, the Company has no intention to update any forward-looking statements whether as a result of new information, future events or otherwise.

Cautionary note regarding Non-GAAP Financial Measures

This release contains some non-GAAP financial measures. Terms by which non-GAAP financial measures are identified include but are not limited to “earnings before restructuring charges”, “adjusted net income”, “earnings before adjustments”, “net income on a constant currency basis”, “premiums and deposits”, “sales”, and other similar expressions. Non-GAAP financial measures are used to provide management and investors with additional measures of performance. However, non-GAAP financial measures do not have standard meanings prescribed by GAAP and are not directly comparable to similar measures used by other companies. Please refer to the appropriate reconciliations of these non-GAAP financial measures to measures prescribed by GAAP.

Further information

Selected financial information is attached.

Great-West Lifeco’s fourth quarter analyst teleconference will be held Thursday, February 14 at 3:30 p.m. (Eastern). The call can be accessed through www.greatwestlifeco.com or by phone at:

•	Participants in the Toronto area: 416-406-6419
•	Participants from North America: 1-888-575-8232
•	Participants from Overseas: Dial international access code first, then 800-9559-6849

A replay of the call will be available from February 14 until February 21, 2008, and can be accessed by calling 1-800-408-3053 or 416-695-5800 in Toronto (passcode: 3250823#).

Additional information relating to Lifeco, including the 2007 audited financial statements, Management’s Discussion and Analysis (MD&A), Annual Information Form (AIF), and CEO/CFO certificates will be filed on SEDAR at www.sedar.com.

- end -

For more information contact:

Marlene Klassen, APR

Assistant Vice-President, Communication Services

(204) 946-7705

GREAT-WEST

       LIFECOINC.

FINANCIAL HIGHLIGHTS (unaudited)

(in $ millions except per share amounts)

	For the three months			For the twelve months
	ended December 31			ended December 31
	2007	2006	% Change	2007	2006	% Change
Premiums:
Life insurance, guaranteed annuities and insured health products	$5,764	$5,997	-4%	$18,753	$17,752	6%
Self-funded premium equivalents (ASO contracts)	570	546	4%	2,233	2,145	4%
Segregated funds deposits:
Individual products	1,935	2,415	-20%	9,183	8,420	9%
Group products	1,460	1,399	4%	5,788	5,240	10%
Proprietary mutual funds deposits (1)	9,531	178	—	15,964	629	—
Total premiums and deposits	19,260	10,535	83%	51,921	34,186	52%

Fee and other income	861	503	71%	2,703	1,894	43%
Paid or credited to policyholders	6,858	6,447	6%	19,224	19,660	-2%

Net income - common shareholders before adjustments	537	491	9%	2,153	1,875	15%
Adjustments after tax (2)	—	—	—	97	—	—
Net income - common shareholders	537	491	9%	2,056	1,875	10%

Per common share
Basic earnings before adjustments	$0.601	$0.550	9%	$2.413	$2.104	15%
Adjustments after tax (2)	—	—	—	0.109	—	—
Basic earnings	0.601	0.550	9%	2.304	2.104	10%
Dividends paid	0.275	0.240	15%	1.060	0.9275	14%
Book value				10.98	11.24	-2%

Return on common shareholders’ equity:
Net income before adjustments (2)				21.6%	20.1%
Net income				20.7%	20.1%
				0.0%
At December 31
Total assets				$118,388	$120,528	-2%
Segregated funds net assets				89,181	90,146	-1%
Proprietary mutual funds net assets				186,594	1,907	—
Total assets under administration				$394,163	$212,581	85%

Share capital and surplus				$10,908	$11,114	-2%

(1)	Includes Putnam Investments, LLC mutual funds deposits.

(2) During 2007, net income attributable to common shareholders was reduced by $97 after-tax as a result of a provision for certain Canadian retirement plans. Net income, basic earnings per common share and return on common shareholders’ equity are presented before adjustments, as a non-GAAP financial measure of earnings performance.

SUMMARY OF CONSOLIDATED OPERATIONS(unaudited)

(in $ millions except per share amounts)

	For the three months		For the years ended
	ended December 31		December 31
	2007	2006	2007	2006
Income
Premium income	$5,764	$5,997	$18,753	$17,752
Net investment income
Regular net investment income	1,304	1,473	5,565	5,836
Changes in fair value on held for trading assets	821	—	(1,098)	—
Total net investment income	2,125	1,473	4,467	5,836
Fee and other income	861	503	2,703	1,894

	8,750	7,973	25,923	25,482

Benefits and expenses
Policyholder benefits	4,208	4,431	16,186	14,742
Policyholder dividends and experience refunds	343	260	1,137	1,124
Change in actuarial liabilities	2,307	1,756	1,901	3,794
Total paid or credited to policyholders	6,858	6,447	19,224	19,660

Commissions	374	364	1,366	1,254
Operating expenses	647	461	2,260	1,693
Premium taxes	57	61	225	235
Financing charges	84	50	269	202
Amortization of finite life intangible assets	8	4	32	18

Net income from continuing operations before income taxes	722	586	2,547	2,420

Income taxes - current	344	98	696	459
- future	(164)	3	(216)	63

Net income from continuing operations before
non-controlling interests	542	485	2,067	1,898

Non-controlling interests	35	30	159	162

Net income from continuing operations	507	455	1,908	1,736

Net income from discontinued operations	43	50	203	191

Net income	550	505	2,111	1,927

Perpetual preferred share dividends	13	14	55	52

Net income - common shareholders	$537	$491	$2,056	$1,875

Earnings per common share

Basic	$0.601	$0.550	$2.304	$2.104

Diluted	$0.597	$0.547	$2.287	$2.089

Average number of shares outstanding

Basic	892,860,429	891,050,178	892,227,627	891,050,178

Diluted	899,198,601	897,725,841	898,930,293	897,725,841

CONSOLIDATED BALANCE SHEETS (unaudited)

(in $ millions)

	December 31,	December 31,
	2007	2006
Assets

Bonds	$65,069	$64,946
Mortgage loans	15,869	15,334
Stocks	6,543	4,766
Real estate	2,547	2,216
Loans to policyholders	6,317	6,776
Cash and cash equivalents	3,650	3,059
Funds held by ceding insurers	1,512	12,371
Assets of operations held for sale	697	866
Goodwill	6,295	5,393
Intangible assets	3,917	1,570
Other assets	5,972	3,231

Total assets	$118,388	$120,528

Liabilities

Policy liabilities
Actuarial liabilities	$87,681	$89,379
Provision for claims	1,315	1,179
Provision for policyholder dividends	600	568
Provision for experience rating refunds	310	437
Policyholder funds	2,160	2,084

	92,066	93,647

Debentures and other debt instruments	5,241	1,980
Funds held under reinsurance contracts	164	1,822
Other liabilities	5,211	3,918
Liabilities of operations for sale	428	599
Repurchase agreements	344	974
Deferred net realized gains	179	2,825

	103,633	105,765

Preferred shares	786	756
Capital trust securities and debentures	639	646
Non-controlling interests
Participating account surplus in subsidiaries	2,103	1,884
Preferred shares issued by subsidiaries	157	209
Perpetual preferred shares issued by subsidiaries	152	154
Non-controlling interests in capital stock and surplus	10	—

Share capital and surplus

Share capital
Perpetual preferred shares	1,099	1,099

Common shares	4,709	4,676
Accumulated surplus	6,599	5,858
Accumulated other comprehensive income	(1,533)	(547)
Contributed surplus	34	28

	10,908	11,114

Total liabilities, share capital and surplus	$118,388	$120,528

Segmented Information (Unaudited)

Consolidated Operations

For the three months ended December 31, 2007

	Canada	United States	Europe	Lifeco Corporate	Total
Income:
Premium income	$3,452	$436	$1,876	$—	$5,764
Net investment income
Regular net investment income	681	310	311	2	1,304
Changes in fair value on held for trading assets	235	32	554	—	821
Total net investment income	916	342	865	2	2,125
Fee and other income	266	414	181	—	861

Total income	4,634	1,192	2,922	2	8,750

Benefits and expenses:
Paid or credited to policyholders	3,691	669	2,498	—	6,858
Other	556	398	207	1	1,162
Amortization of finite life intangible assets	4	3	1	—	8
Net operating income
before income taxes	383	122	216	1	722

Income taxes	90	29	60	1	180

Net income before non-controlling
interests	293	93	156	—	542

Non-controlling interests	37	(5)	3	—	35

Net income from continuing operations	256	98	153	$—	507
Net income from discontinued operations	—	43	—	—	43

Net Income	256	141	153	—	550

Perpetual preferred share dividends	10	—	3	—	13

Net income - common shareholders	$246	$141	$150	$—	$537

For the three months ended December 31, 2006

	Canada	United States	Europe	Lifeco Corporate	Total
Income:
Premium income	$3,375	$466	$2,156	$—	$5,997
Net investment income	724	361	397	(9)	1,473
Fee and other income	236	109	158	—	503

Total income	4,335	936	2,711	(9)	7,973

Benefits and expenses:
Paid or credited to policyholders	3,472	664	2,311	—	6,447
Other	548	159	228	1	936
Amortization of finite life intangible assets	3	—	1	—	4
Net operating income
before income taxes	312	113	171	(10)	586

Income taxes	55	30	16	—	101

Net income before non-controlling
interests	257	83	155	(10)	485

Non-controlling interests	24	5	1	—	30

Net income from continuing operations	233	78	154	(10)	455
Net income from discontinued operations	—	50	—	—	50

Net income	233	128	154	(10)	505

Perpetual preferred share dividends	10	—	4	—	14

Net income - common shareholders	$223	$128	$150	$(10)	$491

For the year ended December 31, 2007:

	Canada	United States	Europe	Lifeco Corporate	Total
Income:
Premium income	$8,916	$1,910	$7,927	$—	$18,753
Net investment income
Regular net investment income	2,546	1,337	1,663	19	5,565
Changes in fair value on held for trading assets	(421)	(58)	(619)	—	(1,098)
Total net investment income	2,125	1,279	1,044	19	4,467
Fee and other income	1,029	1,001	673	—	2,703

Total income	12,070	4,190	9,644	19	25,923

Benefits and expenses:
Paid or credited to policyholders	8,498	2,631	8,095	—	19,224
Other	2,163	1,027	768	162	4,120
Amortization of finite life intangible assets	14	14	4	—	32
Net operating income
before income taxes	1,395	518	777	(143)	2,547

Income taxes	252	138	136	(46)	480

Net income before non-controlling
interests	1,143	380	641	(97)	2,067

Non-controlling interests	128	14	17	—	159

Net income from continuing operations	1,015	366	624	(97)	1,908
Net income from discontinued operations	—	203	—	—	203

Net Income	1,015	569	624	(97)	2,111

Perpetual preferred share dividends	42	—	13	—	55

Net income - common shareholders	$973	$569	$611	$(97)	$2,056

For the year ended December 31, 2006

	Canada	United States	Europe	Lifeco Corporate	Total
Income:
Premium income	$8,149	$2,380	$7,223	$—	$17,752
Net investment income	2,789	1,319	1,710	18	5,836
Fee and other income	895	388	611	—	1,894

Total income	11,833	4,087	9,544	18	25,482

Benefits and expenses:
Paid or credited to policyholders	8,231	3,147	8,282	—	19,660
Other	2,204	490	686	4	3,384
Amortization of finite life intangible assets	14	—	4	—	18
Net operating income
before income taxes	1,384	450	572	14	2,420

Income taxes	317	117	59	29	522

Net income before non-controlling
interests	1,067	333	513	(15)	1,898

Non-controlling interests	132	13	17	—	162

Net income from continuing operations	935	320	496	(15)	1,736
Net income from discontinued operations	—	191	—	—	191

Net income	935	511	496	(15)	1,927

Perpetual preferred share dividends	42	—	10	—	52

Net income - common shareholders	$893	$511	$486	$(15)	$1,875